As filed with the Securities and Exchange Commission on September 27, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1261113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 East Pratt Street

Suite 1400

Baltimore, Maryland 21202

(410) 951-4800

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Eric Miller, Esq.

Senior Vice President and General Counsel

FTI Consulting, Inc.

500 East Pratt Street,

Suite 1400

Baltimore, Maryland 21202

(410) 951-4800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Mark D. Director, Esq.

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

153 East 53rd Street

New York, New York 10022-4611

(212) 446-4800

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,830,000	$51.07	$246,668,100	$7,572

(1)	Includes 630,000 shares of our common stock that we have reserved for the underwriters to cover over-allotments.
(2)	Based on the closing price of one share of our common stock on September 26, 2007 as reported on the New York Stock Exchange.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

PROSPECTUS

FTI Consulting, Inc.

4,830,000 Shares

Common Stock

This prospectus describes some of the general terms that may apply to an offering of our common stock that we may issue and sell at various times. Please note that:

•	Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each sale of common stock.

•	You should read this prospectus and any prospectus supplements or other offering material filed or provided by us carefully before you decide to invest.

•

The common stock registered hereby may be sold to or through underwriters, and also to other purchasers or through agents. The names of any underwriters will be stated in the prospectus supplements and other offering material. We may also sell common stock directly to investors.

Our common stock is listed on the New York Stock Exchange under the symbol “FCN.” Any common stock that we may sell pursuant to this prospectus will be listed on the New York Stock Exchange upon official notice of issuance.

Investing in our securities is highly speculative and involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “ Risk Factors” beginning on page 1 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of any of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any of the securities described in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement and our other filings are available over the Internet at the SEC’s worldwide web site at http://www.sec.gov. You may also read and copy any document that we file, including the registration statement, at the SEC public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

In addition, our common stock is listed on the New York Stock Exchange and reports and other information concerning us may also be inspected at their offices at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement and until the Company sells all of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2006 filed on March 13, 2007;

•	our definitive proxy statement on Schedule 14A relating to our 2007 annual meeting of stockholders;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

•	our Current Reports on Form 8-K filed on February 16, 2007 (with respect to Item 8.01 only), March 2, 2007, April 26, 2007, July 10, 2007, August 2, 2007 and September 27, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

On March 1, 2007, we filed a notification of late filing with respect to our 2006 Annual Report on Form 10-K. The delay in filing our Annual Report on Form 10-K was caused by the additional time required to prepare additional financial information of our subsidiaries, particularly with respect to FD International (Holdings) Limited and its subsidiaries, which were acquired in October 2006, in order to provide disclosure in our financial statements regarding the non-guarantor and guarantor subsidiaries of our 7 5/8% senior notes due 2013, 7 3/4% senior notes due 2016 and 3 3/4% convertible senior subordinated notes due 2012.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

FTI Consulting, Inc.

500 East Pratt Street,

Suite 1400

Baltimore, Maryland 21202

Attention: Corporate Secretary

Telephone: (410) 951-4800

FORWARD LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, compensation arrangements, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information and may appear under the headings “—Risk Factors”, in our annual reports on Form 10-K and the other documents we file with the Securities and Exchange Commission, or SEC, including, among others, our Annual Report on Form 10-K and quarterly reports on Form 10-Q and amendments thereto. When used in this prospectus, the words estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth herein, including under the heading “Risk Factors.” As stated elsewhere in this prospectus, such risks, uncertainties and other important factors relate to, among others:

•	retention of qualified professionals and senior management;

•	conflicts resulting in our inability to represent certain clients;

•	former employees joining competing businesses;

•	ability to manage utilization and pricing rates;

•	ability to integrate the operations of acquisitions;

•	ability to adapt to operating in non-U.S. markets;

•	ability to replace senior managers and practice leaders who have highly specialized skills and experience;

•	ability to find suitable acquisition candidates or take advantage of opportunistic acquisition situations;

•	fluctuations in revenues, operating income and cash flows;

•	compliance with the Foreign Corrupt Practices Act;

•	damage to our reputation as a result of claims involving the quality of our services;

•	unexpected terminations of client engagements;

•	competition;

•	costs of integrating recent and any future acquisitions;

•	industry trends;

•	ability to manage growth;

•	changes in demand for our services;

•	non-payment of receivables; and

•	changes in our leverage; and

•	proposed changes in accounting principles.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included herein. We undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances and do not intend to do so.

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ABOUT FTI CONSULTING, INC.

FTI Consulting, Inc. is a leading global consulting firm to organizations confronting the critical legal, financial and reputational issues that shape their futures. Our experienced teams of professionals, many of whom are widely recognized as experts in their respective fields, provide high-caliber consulting services to a broad range of clients. We believe clients retain us because of our recognized expertise and capabilities in highly specialized areas, as well as our reputation for satisfying clients’ needs.

Our professionals have experience providing testimony in many areas, including: fraud, damages, lost profits, valuation, anti-trust and anti-competition, accountant’s liability and malpractice, contract disputes, patent infringement, price fixing, purchase price disputes, solvency and insolvency, fraudulent conveyance, preferences, disclosure statements, trademark and copyright infringement and the financial impact of government regulations. We have strong capabilities in highly specialized industries, including telecommunications, healthcare, transportation, utilities, chemicals, energy, commercial and investment banking, pharmaceuticals, tobacco, retail and information technology.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes, including the continuation of the Company’s strategic acquisition program.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of June 30, 2007, there were 42,495,749 shares of common stock outstanding held of record by 339 stockholders and no shares of preferred stock outstanding. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully-paid and nonassessable. Our common stock is listed on the New York Stock Exchange under the symbol “FCN.”

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common sock are entitled to receive ratably those dividends declared from time to time by the board of directors out of funds legally available therefore.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including, without limitation, the election of our board of directors. Our stockholders have no right to cumulate their votes in the election of directors.

Rights upon Liquidation

In the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of preferred stock.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of Maryland law and our amended and restated articles of incorporation and bylaws could make the following more difficult:

•	the acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	the removal of our incumbent officers and directors.

The provisions summarized below are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. The provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board.

Classified Board of Directors.    Our amended and restated articles of incorporation provides for our board to be divided into three classes of directors serving staggered three year terms. The classification of directors could prevent a stockholder, or group of stockholders, having majority voting power, from obtaining control of our board until the second annual stockholders’ meeting following the date that the stockholder, or group of stockholders, obtains majority voting power.

Election and Removal of Directors.    Our bylaws provide that subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the board of directors which results from any cause except an increase in the number of directors, and a majority of the entire board of directors may fill a vacancy which results from an increase in the number of directors.

Stockholder Meetings.    Under our bylaws, the president, chief executive officer or board of directors may call special meetings of the stockholders. Special meetings of stockholders must also be called by the secretary upon written request of the stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    Under our bylaws, nominations for director may be made by a stockholder of record who delivers notice, along with the additional information and materials required by our bylaws, and who is a stockholder of record on the date of the annual meeting. Under our bylaws, a stockholder must deliver notice of nominees for director to our corporate secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Anti-Takeover Provisions of the Maryland General Corporation Law

Business Combinations.    The Maryland General Corporation Law prohibits specified “business combinations” between a Maryland corporation and an “interested stockholder.” These business combinations include a merger, consolidation, share exchange, an asset transfer or issuance or reclassification of equity securities. Interested stockholders are either:

•	anyone who beneficially owns 10% or more of the voting power of the outstanding voting shares of the corporation; or

•

an affiliate or associate of the corporation who was an interested stockholder or an affiliate or an associate of the interested stockholder at any time within the two-year period prior to the date in question.

These business combinations are prohibited for five years after the most recent date on which the stockholder became an interested stockholder. Thereafter, in addition to any other vote required by law or the charter or bylaws, any business combination must be recommended by the board of directors of the corporation and approved by the vote of at least 80% of the votes entitled to be cast by all holders of the corporation’s voting shares voting as a single group and at least 66 2/3% of the votes entitled to be cast by all holders of the corporation’s voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder. An interested stockholder may avoid complying with these special voting requirements if the interested stockholder pays the corporation’s stockholders a minimum price for their shares (as specified in the statute) and the consideration is received in cash or in the same form previously paid by the interested stockholder for its shares.

The business combination statute does not apply to business combinations that are approved or exempted by the corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. A Maryland corporation may also adopt an amendment to its charter electing not to be subject to these special voting requirements. Any amendment would have to be approved by at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock voting as a class and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. If passed, the amendment will not become effective until 18 months after the corporation’s stockholders voted on it. Any interested stockholders who become an interested stockholder before the adoption of an amendment will not receive relief from the requirements of the statute by the adoption of a charter amendment. We have elected to be generally subject to this statute.

Control Share Acquisitions.    The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights other than those voting rights approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by the corporation’s officers or directors who are employees of the corporation. Control shares are shares of voting stock that, if aggregated with all other shares of stock previously acquired, would entitle the acquiror to exercise voting power in electing directors within any one of the following ranges of voting power:

•	10% or more but less than 33 1/3% of all voting power;

•	33 1/3% or more but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares of stock an acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition generally means the acquisition of, ownership of or the power to direct the exercise of voting power with respect to control shares. An acquiring person may require the board of directors to call a special stockholders’ meeting to consider the voting rights of the shares, but only if the acquiring person made or proposes to make a “control share acquisition,” under specified conditions, including an undertaking to pay expenses. The special stockholders’ meeting must be held within 50 days of the acquiring person’s demand. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, the corporation generally may redeem any or all of the control shares, except those control shares for which stockholders have previously approved voting rights. This redemption of shares must be for fair value, determined without regard to voting rights as of the date of the last control share acquisition or of any stockholders’ meeting at which the voting rights of the shares are considered and not approved. If voting rights for “control shares” are approved at a stockholders’ meeting and the acquiror becomes entitled to vote at least a majority of all shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock determined for purposes of appraisal rights may not be less than the highest price per share paid in the control share acquisition. The limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a “control share acquisition.”

The control share acquisition statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions previously approved or exempted by a provision in the charter or bylaws of the corporation. We have elected to be generally subject to this statute.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation and bylaws limit the liability of our directors and officers to us or our stockholders to the fullest extent permitted by Maryland law. None of our directors or officers will be personally liable to us or to our stockholders for monetary damages. Our amended and restated articles of incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permissible by Maryland corporate law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the shares of our common stock in respect of which this prospectus is being delivered will be passed on for us by Eric Miller, our Senior Vice President and General Counsel.

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2006 (including the financial statement schedule for the year ended December 31, 2006), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report covering the December 31, 2006 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006.

Our consolidated financial statements as of December 31, 2005 and for each of the two years in the period ended December 31, 2005, included in our 2006 Annual Report on Form 10-K (including the schedule appearing therein for each of the two years in the period ended December 31, 2005), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following are the expenses incurred in connection with the registration and sale of the shares of our common stock. We will pay all of these expenses. All amounts are estimates except the SEC registration fee.

SEC registration fee	$7,572
Legal fees and expenses	250,000
Accounting fees and expenses	130,000
Transfer Agent and Registrar	3,500
Miscellaneous expenses	61,000

Total	452,072

Item 15.	Indemnification of Directors and Officers

§ 2-418. “Indemnification of directors, officers, employees, and agents,” of the Corporations and Associations Article of the Maryland Annotated Code.

This provision reads as follows:

§ 2-418. Indemnification of directors, officers, employees, and agents.

(a) Definitions.—In this section the following words have the meanings indicated.

(1) “Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(2) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3) “Expenses” include attorney’s fees.

(4) “Official capacity” means the following:

(i) When used with respect to a director, the office of director in the corporation; and

(ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(iii) “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(5) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(6) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b) Permitted indemnification of director.—

(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i) The act or omission of the director was material to the matter giving rise to the proceeding; and

1. was committed in bad faith; or

2. was the result of active and deliberate dishonesty; or

(ii) The director actually received an improper personal benefit in money, property, or services; or

(iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2) (i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3) (i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4) A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

(i) For a proceeding brought to enforce indemnification under this section; or

(ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) No indemnification of director liable for improper personal benefit.—A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Required indemnification against expenses incurred in successful defense.—Unless limited by the charter:

(1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

(2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

(3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e) Determination that indemnification is proper.—

(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2) Such determination shall be made:

(i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii) By the stockholders.

(3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

(4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f) Payment of expenses in advance of final disposition of action.—

(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i) A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

(g) Validity of indemnification provision.—The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) Reimbursement of director’s expenses incurred while appearing as witness.—This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) Director’s service to employee benefit plan.—For purposes of this section:

(1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

(2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Officer, employee or agent.—Unless limited by the charter:

(1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

(2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k) Insurance or similar protection.—

(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Report of indemnification to stockholders.—Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

The Registrant has provided for indemnification of directors, officers, employees, and agents in ARTICLE EIGHTH of its Amended and Restated Articles of Incorporation.

This provision reads as follows:

5. The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation of at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland nor or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (b) its other employees and agents to such extent as shall be authorized by the Board of Directors or in the Corporation’s By-Laws and be permitted by law. The foregoing shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such actions as are necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such By-Laws, resolutions and contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment to the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or appeal.

The Registrant has provided for indemnification of directors, officers, employees, and agents in ARTICLE XI of its By-Laws.

This provision reads as follows:

SECTION 1. Definitions. As used in this Article XI, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Indemnification Section”), as amended from time to time, shall have the same meanings as provided in the Indemnification Section.

SECTION 2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

SECTION 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

§ 2-405.2. “Corporate limitations on director liability,” of the Corporations and Associations Article of the Maryland Annotated Code.

This provision reads as follows:

§ 2-405.2. Corporate limitations on director liability.

The charter of the corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders as described under § 5-418 of the Courts and Judicial Proceedings Article.

§ 5.418. “Same—Charter provisions governing liability of corporate directors or officers,” of the Courts and Judicial Proceedings Article of the Maryland Annotated Code.

This provision reads as follows:

§ 5-418. Same—Charter provisions governing liability of corporate directors or officers.

(a) Expansion or limitation of liability.—The charter, as defined under § 1-101 of the Corporations and Associations Article, of a Maryland corporation may include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

(1) To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received;

(2) To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or

(3) With respect to any action described in subsection (b) of this section.

(b) Exceptions.—This section does not apply to an action brought by or on behalf of a State governmental entity, receiver, conservator, or depositor against a director or officer of:

(1) A banking institution as defined in § 1-101 of the Financial Institutions Article;

(2) A credit union as described in § 6-301 of the Financial Institutions Article;

(3) A savings and loan association as defined in § 8-101 of the Financial Institutions Article; or

(4) A subsidiary of a banking institution, credit union, or savings and loan association described in this subsection.

(c) Construction.—This section may not be construed to affect the liability of a person in any capacity other than the person’s capacity as a director or officer.

The Registrant has provided for the limitation of liability of directors, officers, employees, and agents in ARTICLE EIGHTH of its Amended and Restated Articles of Incorporation.

This provision reads as follows:

6. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the

Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

Item 16.	Exhibits

Reference is made to the Exhibit Index filed as a part of this registration statement.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions,

or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Annapolis, state of Maryland, on September 27, 2007.

FTI CONSULTING, INC

By:	/s/ Jack B. Dunn, IV
Name:	Jack B. Dunn, IV
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jack B. Dunn, IV and Eric Miller, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JACK B. DUNN, IV Jack B. Dunn, IV	Chief Executive Officer, President and Director (Principal Executive Officer)	September 27, 2007

/S/ DENNIS J. SHAUGHNESSY Dennis J. Shaughnessy	Chairman of the Board	September 27, 2007

/S/ DOMINIC DINAPOLI Dominic DiNapoli	Executive Vice President and Chief Operating Officer	September 27, 2007

/S/ THEODORE I. PINCUS Theodore I. Pincus	Executive Vice President and Co-Chief Financial Officer (Principal Financial Officer)	September 27, 2007

/S/ CHARLES BORYENACE Charles Boryenace	Vice President and Controller (Principal Accounting Officer)	September 27, 2007

Signature	Title	Date

/S/ BRENDA J. BACON Brenda J. Bacon	Director	September 27, 2007

/S/ MARK H. BEREY Mark H. Berey	Director	September 27, 2007

/S/ DENIS J. CALLAGHAN Denis J. Callaghan	Director	September 27, 2007

/S/ JAMES W. CROWNOVER James W. Crownover	Director	September 27, 2007

/S/ GERARD E. HOLTHAUS Gerard E. Holthaus	Director	September 27, 2007

/S/ MATTHEW F. MCHUGH Matthew F. McHugh	Director	September 27, 2007

/S/ GEORGE P. STAMAS George P. Stamas	Director	September 27, 2007

/S/ GARY C. WENDT Gary C. Wendt	Director	September 27, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1+	Underwriting Agreement

5.1*	Opinion of Eric Miller, Esq.

23.1*	Consent of KPMG LLP

23.2*	Consent of Ernst & Young LLP

23.2*	Consent of Eric Miller, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

+	To be filed by amendment.
*	Filed herewith.